Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

Board of Directors

Community First Bancorporation

We consent to the incorporation by reference into the Registration Statement on Form S-8 (No. 333-71401) filed by Community First Bancorporation in connection with the Community First Bancorporation 1998 Stock Option Plan, of our Report dated April 19, 2012, included in Community First Bancorporation’s Annual Report on Form10-K for the year ended December 31, 2011.

/s/ J. W. Hunt & Company, LLP

J. W. Hunt & Company, LLP

Columbia, South Carolina

April 19, 2012